UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

Western Digital Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 672-7000

20511 Lake Forest Drive Lake Forest, California 92630
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

As indicated above, the annual meeting of stockholders of the Company was held on November 11, 2010. Results of the voting at the meeting are set forth below.

Election of Directors. The stockholders elected the following eleven directors to hold office until the next annual meeting and until their successors are elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Peter D. Behrendt	165,928,114	1,758,667	47,544	27,243,384
Kathleen A. Cote	167,068,575	620,980	44,770	27,243,384
John F. Coyne	166,475,588	1,212,091	46,646	27,243,384
Henry T. DeNero	167,055,369	631,983	46,973	27,243,384
William L. Kimsey	167,204,101	482,955	47,269	27,243,384
Michael D. Lambert	167,256,708	430,379	47,238	27,243,384
Len J. Lauer	165,847,431	1,837,790	49,104	27,243,384
Matthew E. Massengill	166,161,165	1,526,169	46,991	27,243,384
Roger H. Moore	167,100,235	588,598	45,492	27,243,384
Thomas E. Pardun	164,053,864	3,631,407	49,054	27,243,384
Arif Shakeel	166,292,371	1,394,900	47,054	27,243,384

Appointment of KPMG LLP as independent registered public accounting firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2011. The voting results were as follows:

For	Against	Abstain
191,893,635	2,655,471	428,603

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

		By:	/s/ Michael C. Ray

Date:	November 12, 2010		Michael C. Ray
Vice President, General Counsel and Secretary